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                                SUBSIDIARIES OF

                         FLOW INTERNATIONAL CORPORATION


                                               State or other Jurisdiction of
                Subsidiary                     Incorporation or Organization
                ----------                     -----------------------------

CIS Acquisition Corporation                                Michigan

Flow Asia Corporation                                       Taiwan

Flow Asia International Corporation                       Mauritius

Flow Autoclave Systems, Inc.                               Delaware

Flow Automation Systems Corporation                        Ontario

Flow Europe, GmbH                                          Germany

Flow Holdings GmbH (SAGL)
Limited Liability Company                                Switzerland

Flow International Sales Corporation                         Guam

Flow Pressure Systems Vasteras AB                           Sweden

Foracon Maschinen und Anlagenbau
GmbH & CO.KG                                               Germany

Hydrodynamic Cutting Services                             Louisiana

Robotic Simulations Limited                             United Kingdom

Flow Japan Corporation                                      Japan

CEM-FLOW                                                    France